UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2025

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 2.02	Results of Operations and Financial Condition

On January 30, 2025, Xylem Inc. (the “Company”) confirmed that its financial results for the quarter and year ended December 31, 2024 will be largely in line with or above guidance for the quarter and year ended December 31, 2024 that was provided by the Company in its earnings announcement on October 31, 2024.

This information in this Item 2.02 of this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05	Cost Associated with Exit or Disposal Activities
On January 28, 2025, at the delegation of the Company’s Board of Directors, management committed to a restructuring plan. The plan consists of workforce reductions across all of our businesses and functions. Consistent with our 2024 Investor Day highlights around simplification to achieve our strategy, this plan is designed to streamline our organization, which will strengthen our competitive positioning and ability to better serve our customers. The majority of the workforce reductions are expected to be completed during fiscal year 2025 with some completing in 2026, subject to local laws.
As a result of this restructuring, the Company currently expects to incur pre-tax charges of approximately $95 million to $115 million primarily during 2025, with some charges expected in 2026, and inclusive of approximately $19 million in the fourth quarter of 2024. The expected charges are comprised of employee severance, termination benefits, and associated costs, to be paid in cash. The estimated charges and the timing of such charges are based on certain assumptions, including local legal requirements and completion of consultations with works councils in various jurisdictions. We may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the planned workforce reductions. As a result, the actual timing and costs of the restructuring may differ from the Company’s current expectations and estimates.

This Current Report on Form 8-K contains “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions, goals, or restructuring and business optimization plans; or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results, to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the Company’s ability to retain and attract leadership, key talent and other qualified employees; competition for overall talent and labor; the timing and implementation of restructuring; uncertainty around the costs and savings related to restructuring; deterioration of general macroeconomic conditions; challenges with transforming and growing our business; compliance with relevant laws; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings we make with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information currently available to us as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: January 30, 2025	By:	/s/ William K. Grogan
William K. Grogan
Senior Vice President & Chief Financial Officer (Authorized Officer of Registrant)